UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENTERPRISE GP HOLDINGS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-4297064
(State of incorporation or organization)	(IRS Employer Identification No.)

2727 North Loop West, Suite 101 Houston, Texas 77008-1044 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:    333-124320 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:    None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the units representing limited partner interests in Enterprise GP Holdings L.P. (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of Our Units,” “Description of Our Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-124320) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on April 26, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-124320), initially filed with the Securities and Exchange Commission on April 26, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	Form of Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE HOLDINGS, LLC,
its General Partner

By:	/s/ Richard H. Bachmann

Richard H. Bachmann
Executive Vice President and Chief Legal Officer

Date: August 15, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-124320), initially filed with the Securities and Exchange Commission on April 26, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	Form of Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1).